Exhibit 99.2

STOCK PURCHASE AGREEMENT

by and among

TIB FINANCIAL CORP.
(“TIB”),

and

the Purchasers set forth herein

March 7, 2008

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 7th day of March, 2008, by and among TIB Financial Corp., a Florida corporation (“TIB”) and those individuals and entities who are parties to this Agreement by signing the signature page to this Agreement (individually, a “Purchaser,” and collectively, “Purchasers”).

IN CONSIDERATION of the mutual promises contained herein, the parties hereto hereby agree as follows:

ARTICLE ONE
SHARE PURCHASE TRANSACTIONS

1.1           Purchase of Shares from TIB.  Subject to the terms and conditions of this Agreement, at the Effective Time described in Section 1.3, the Purchasers shall purchase from TIB, and TIB shall sell and convey to Purchasers, 1,200,000 shares of common stock, par value $.10 per share (“TIB Stock”), of TIB (collectively, the “Shares”) at the purchase price of $8.40 per share or $10,080,000 in the aggregate (the “Share Purchase”).  The number of Shares purchased by each of the Purchasers,  and the amount of the purchase price paid by each for the Shares, is set forth on Exhibit A to this Agreement.  The aggregate amount to be paid by the Purchasers to TIB is referred to as the “Cash Purchase Price.”

1.2           Closing.  The Share Purchase shall be closed and consummated at a closing meeting (“Closing”) to be held at the offices of TIB, or at such other location as may be mutually agreed upon by TIB and Purchasers, at 10:00 a.m., local time, on the day on which the Effective Time occurs.  At the Closing:  (a) TIB shall deliver certificates evidencing the Shares to Purchasers; (b) the Purchasers shall pay to TIB, by wire transfer in immediately available United States funds, the full amount of the Cash Purchase Price; (c) TIB shall deliver to each Purchaser a Common Stock Warrant in the form of that attached as Exhibit A and exercisable for one share of Common Stock for each share of Common Stock purchased at the Closing, subject to adjustment as set forth in such Warrant; (d) the parties shall enter into a Registration Rights Agreement in the form of that attached as Exhibit B; (e) the parties shall enter into a Relationship Agreement in the form of that attached as Exhibit C; and (f) the parties shall execute and deliver such other documents and certificates as may be required by this Agreement or otherwise be reasonably necessary to consummate the Share Purchase.

1.3           Effective Time.  Unless otherwise agreed upon by TIB and Purchasers, the Share Purchase shall become effective at 4:00 p.m. on March 7, 2008.

1.4           TIB Directors.  From and after the earlier of (a) April 29, 2008, or (b) 15 days after the Closing, Howard Gutman and Paul Marinelli, Sr. shall be added to the Board of Directors of TIB.  Each of Messrs. Gutman and Marinelli will be up for reelection to the Board of Directors of TIB at the annual meeting of TIB shareholders to be held on April 29, 2008.  Mr. Gutman shall be up for reelection to the class of directors whose term is expiring at the annual meeting of shareholders in 2009, and Mr. Marinelli shall be up for reelection to the class of directors whose term is expiring at the annual meeting of shareholders in 2010.  Such individuals shall serve until their successors shall be duly elected and qualified.  Each of Messrs. Gutman and Marinelli shall be entitled to receive all benefits and equity grants provided by TIB to its other outside directors during the periods during which they are serving as directors of TIB.

ARTICLE TWO
REPRESENTATIONS AND WARRANTIES OF TIB

TIB hereby represents and warrants to Purchasers as follows:

2.1           Organization, Standing, and Power.

(a)           TIB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has corporate power and authority to carry on its business as now conducted and to own, lease, and operate its assets.  TIB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended.  TIB owns all of the outstanding shares of TIB Bank and The Bank of Venice (individually, a “Bank” and, collectively, the “Banks”).

(b)           Each Bank is a state banking corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has corporate power and authority to carry on its business as now conducted and to own, lease, and operate its assets.  Each Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have, individually or in the aggregate, a Material Adverse Effect on such Bank.

2.2           Authority; No Breach by Agreement.

(a)           TIB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement, the Relationship Agreement, the Registration Rights Agreement, and each of the Common Stock Warrants issued of even date by TIB to the Purchasers (collectively with the Agreement, the “Transaction Agreements”) and to consummate the transactions contemplated by the Transaction Agreements.  The execution, delivery, and performance of the Transaction  Agreements and the consummation of the transactions contemplated thereby have been or will be duly and validly authorized by all necessary corporate action in respect thereof on the part of TIB.  Each of the Transaction Agreements represents a legal, valid, and binding obligation of TIB, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)           Neither the execution and delivery of the Transaction Agreements by TIB, nor the consummation by TIB of the transactions contemplated thereby, nor compliance by TIB with any of the provisions thereof, will (i) conflict with or result in a breach of any provision of TIB’s Restated Articles of Incorporation or Bylaws, or (ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any of the Shares or any asset of TIB or the Banks under, any contract or agreement of any of such party which, in any such case, would result in a Material Adverse Effect, or (iii) violate any law or order applicable to any of such parties or any of their respective assets.

(c)           Other consents, filings, or notifications which, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect on TIB, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by TIB of the Share Purchase and the other transactions contemplated in the Transaction Agreements.

      2.3           Capital Stock.

(a)           As of February 29, 2008, the authorized capital stock of TIB consisted of (i) 40,000,000 shares of TIB Stock, 12,787,649 shares of which are issued and outstanding as of the date of this Agreement and will be issued and outstanding at the Effective Time, (and includes 85,163 resticted shares not yet vested) and (ii) 5,000,000 shares of preferred stock, none of which are issued or outstanding.  All of the issued and outstanding shares of TIB Stock are duly and validly issued and outstanding and are fully paid and nonassessable.  None of the outstanding shares of TIB Stock has been issued in violation of (i) any preemptive rights of the current or past shareholders of TIB, or (ii) to the knowledge of TIB, any applicable laws, including, without limitation, any relevant federal and state securities laws.

(b)           As of February 29, 2008, there were 654,939 outstanding options for shares of TIB Stock (which includes 338,645 options not yet vested), and no other warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of TIB or contracts, commitments, understandings, or arrangements by which TIB is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock, including, without limitation, any preemptive rights applicable to the issuance of  the Shares, the Warrants or any shares of TIB stock issuable upon exercise of the Warrants.

2.4           Financial Statements.  The TIB Financial Statements (as of the dates thereof and for the periods covered thereby) (a) were in accordance with the books and records of TIB, which are complete and correct and which have been maintained in accordance with good business practices and all applicable laws and regulations, and (b) present fairly, in all material respects, the consolidated financial position of TIB as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows of TIB for the periods indicated, in accordance with GAAP.

      2.5           Absence of Undisclosed Liabilities.  As of the respective dates of TIB Financial Statements, TIB and its subsidiaries did not have any fixed or contingent liabilities other than liabilities which were accrued or reserved against in the balance sheet of TIB included in such TIB Financial Statements or reflected in the notes thereto.

2.6           Legal Proceedings.  There is no litigation, proceedings, arbitration, investigations, inquiries, judgments, claims or decrees instituted, asserted, or pending, or, to the knowledge of TIB, threatened against TIB or either of the subsidiary Banks, or against any asset, interest, or right of TIB or either of the subsidiary Banks, nor are there any orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Bank, which, as to the foregoing, either individually or in the aggregate, would have a Material Adverse Effect.

2.7           Reports.  Since January 1, 2006, TIB and its subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable laws and regulations.  As of its respective date, each such report and document, as subsequently amended prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.8           Absence of Material Adverse Effects.  Except as otherwise disclosed to the Purchasers and except as disclosed in the Company’s Form 8-K filed with the SEC on February 15, 2008, since December 31, 2007, there has not occurred any event that has had, or is reasonably likely to have, a Material Adverse Effect.

2.9           Valid Issuance of Shares.  When issued in accordance with the terms of this Agreement or the Warrant, as the case may be, the Shares, the Warrants and the TIB stock issuable upon exercise of the Warrants shall be validly issued, fully paid and nonassessable.

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

The representations and warranties made by each of the Purchasers in this Article shall be  deemed to be made by such Purchasers severally and not jointly.

3.1           Status.  Each of Purchasers is an individual and a citizen of the United States.  Each of Purchasers is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

3.2           Authority.

(a)           Each of Purchasers has the power and authority necessary to perform his obligations under this Agreement.  This Agreement represents a legal, valid, and binding obligation of each of Purchasers, enforceable against each such person in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)           Neither the execution or delivery of this Agreement by Purchasers, nor the consummation by Purchasers of the Share Purchase and the other transactions contemplated hereby, nor compliance by Purchasers with any of the provisions of this Agreement, will (i) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any asset of either of Purchasers under, any contract or agreement of either of Purchasers, or (ii) subject to receipt of the requisite approvals referred to in Section 5.1(a) of this Agreement, violate any law or order applicable to either of Purchasers or any of their respective assets.

(c)           Other than consents required from Regulatory Authorities, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Purchasers of the Share Purchase or the other transactions contemplated by this Agreement.

3.3           Access to Information.  The Purchasers have received or had access to all information they deemed necessary or appropriate to evaluate the merits and risks of an investment in the Shares.  The Purchasers acknowledge that the Company has made available to them the opportunity to obtain additional information to verify the accuracy of the information provided to them and to evaluate the merits and risks of an investment in the Shares.  The Purchasers further acknowledge that they have had the opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the Company and such other information desired by the Purchasers, and the information has been so provided to them.

3.4           Financial Capacity.  The Purchasers have, and will have at the Effective Time, sufficient financial resources to permit Purchasers to consummate the Share Purchase and comply with their other obligations pursuant to this Agreement.  Purchasers shall furnish to TIB, upon written request, reasonable information confirming the availability of such resources.  Such information shall be subject to the provisions of Section 4.4 of this Agreement.

3.5           Sophistication.  Each of the Purchasers is aware that an investment in TIB is speculative and subject to substantial risks.  Each Purchaser is capable of bearing the high degree of economic risks and burdens of an investment in the Shares including, but not limited to, the possibility of a complete loss and the limited public market and the restrictions on transferability of the Shares, which may make the liquidation of an investment in the Shares impossible for an indefinite period.

    3.6           Absence of Certain Matters.  During the last five years, none of the Purchasers has been convicted in any criminal proceeding (excluding traffic violations and other minor misdemeanors) or been a party to any civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities or banking laws or finding any violation with respect to any such laws.

3.7           Purchase for Investment.  The Shares to be purchased by Purchasers in the Share Purchase are being acquired by Purchasers for their own account and not with a view to any distribution or resale thereof.

3.8           Right of Rescission.  Each of the Purchasers understands that pursuant to the provisions of the Florida Securities and Investor Protection Act each Purchaser has the right to rescind such Purchaser’s purchase of the Shares within three days after such Purchaser first tendered to TIB payment for the Shares.

ARTICLE FOUR
GENERAL COVENANTS

4.1           Expenses.  Each party to this Agreement shall bear its own expenses (including, but not limited to, the fees and expenses of its attorneys, accountants, and financial advisors) in connection with this Agreement and the transactions contemplated hereby.

4.2           Brokerage Fees.  Each party to this Agreement shall bear any and all expenses and costs of any broker, finder, investment banker, financial advisor, or similar person or firm that has been engaged by or on behalf of such party.

4.3           Press Releases.  TIB, Bank, and Purchasers shall consult with one another concerning the form and substance of any press release or other public disclosure of the matters covered by this Agreement, and shall provide to the other a copy thereof, prior to the release of such material; provided, however, that this obligation shall not be deemed to prohibit any party from making any disclosure which it deems necessary in order to fulfill such party’s disclosure obligations imposed by law and where Howard Gutman and Paul Marinelli, Sr., or their representatives (on behalf of the Purchasers) and the President and Chief Executive Officer of TIB (on behalf of TIB) have had a reasonable opportunity to review and comment on such disclosure prior to it release.

4.4           Confidentiality.  TIB and Purchasers shall each maintain the confidentiality of all confidential information furnished to it or them by any other party hereto concerning the business, financial, and legal condition of the party furnishing such information, and shall not use any such information except in furtherance of the Share Purchase and the other transactions contemplated by this Agreement.  If this Agreement is terminated before the Share Purchase is consummated, each party hereto shall promptly return all documents and copies of, and shall promptly destroy any workpapers containing, any confidential information received from any other party hereto; provided, however, that each party may retain one copy of confidential information received solely for use in connection with any legal proceeding arising out of this Agreement.  The provisions of this Section 4.4 shall not be deemed to supersede or otherwise affect the provisions of any other confidentiality agreement by or among any of the parties to this Agreement.  Confidential information does not include information which (i) becomes generally available to the public other than as a result of an unauthorized disclosure by a party to this Agreement, (ii) was available to a party to this Agreement on a nonconfidential basis prior to the date of this Agreement, or (iii) becomes available to a party to this Agreement on a nonconfidential basis from a source other than a person or entity bound by a confidentiality agreement precluding such disclosure, or otherwise prohibited from transmitting the information by a contractual, legal, or fiduciary obligation.  The provisions of this Section 4.4 shall survive the Closing, but only with respect to information about TIB provided to Purchasers and information about Purchasers provided to TIB.

4.5           Certain Investment Considerations.

(a)           Purchasers acknowledge that the Shares proposed to be sold to Purchasers hereunder have not been registered with the SEC or with the securities regulatory authority of any state, and that TIB has no obligation to file a registration statement or otherwise to register or qualify any offer for sale or transfer of such Shares, other than as set forth in the Registration Rights Agreement.  Purchasers further acknowledge that neither the SEC nor any such state regulatory authority has passed upon the accuracy or adequacy of the information provided to Purchasers by TIB in connection with the Share Purchase, nor has the SEC or any state regulatory authority made any recommendation or endorsement regarding the merits of any investment in the Shares.

(b)           Purchasers understand and acknowledge that the certificates representing the Shares sold to Purchasers in the Share Purchase will be subject to restrictions on transfer and will bear a legend to the following effect unless otherwise agreed by Bank and the holder thereof:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF FLORIDA OR ANY OTHER STATE.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, OR OFFERED FOR SALE OR OTHER DISPOSITION, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND UNDER THE SECURITIES LAWS OF FLORIDA AND ANY OTHER APPLICABLE STATE OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

ARTICLE FIVE
MISCELLANEOUS

Certain Definitions.  Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Effective Time” shall mean the date and time at which the Share Purchase becomes effective as defined in Section 1.3 of this Agreement.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System.

“GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

“Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” on TIB shall mean an event, change or occurrence that has a material adverse impact on (i) the financial position, results of operations or business of TIB and its subsidiaries, taken as a whole, or (ii) the ability of TIB to perform its obligations under the Transaction Agreements; provided that “Material Adverse Effect” shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Closing or the announcement of the signing of the Transaction Agreements on the operating performance of TIB and its subsidiaries.

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Regulatory Authorities” shall mean, collectively, the United States Department of Justice, the Federal Reserve, the FDIC, and the Florida Department of Banking and Finance.

“SEC” shall mean the Securities and Exchange Commission.

“Subsidiaries” shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

“TIB Companies” shall mean, collectively, TIB and all of its Subsidiaries, including the Banks.

“TIB Financial Statements” shall mean the consolidated balance sheets (including related notes and schedules, if any) of TIB and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), which were  included in the Form 8-K filed by TIB with the SEC on February 15, 2008; the Form 10-Qs filed by TIB with the SEC for the calendar quarters ending March 31, 2007, June 30, 2007, and September 30, 2007; and the Form 10-K filed by TIB with the SEC for the year ending December 31, 2006.

“TIB Stock” shall mean the $.10 par value common stock of TIB.

5.1           Entire Agreement.  Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for any confidentiality agreement referred to in Section 4.4 of this Agreement).  Nothing in this Agreement, expressed or implied, is intended to, or shall, confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

5.2           Survival of Representations and Warranties.  The representations and warranties contained in Article Two of this Agreement shall survive for a period of one year following the Effective Time and shall thereafter terminate and be extinguished.  The representations and warranties contained in Article Three of this Agreement shall survive for a period of one year following the Effective Time and shall thereafter terminate and be extinguished.  The provisions of this Section 5.2 shall survive the Closing and the Effective Time.

5.3           Amendments.  To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties.

5.4           Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto.  Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

5.5           Notices.  All notices and other communications which are required or permitted to be delivered hereunder to a party to this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified return receipt mail, postage pre-paid, or by courier or overnight carrier, to such party at its address set forth below (or at such other address as may be provided by such party pursuant to like notice to the other parties hereunder), and shall be deemed to have been delivered as of the date so received:

TIB:	TIB Financial Corp. 599 9th Street North, Suite 101 Naples, Florida 34102-5624 Facsimile Number: (239) 263-4543 Attn: Edward V. Lett, President and Chief Executive Officer

Purchasers:	to such addresses as are on the stock record books of TIB, or such other address as the Purchasers provide through written notice to TIB

5.6           Governing Law; Venue; Prevailing Party.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of laws, except to the extent that the federal laws of the United States may apply to the Share Purchase.  The sole and exclusive venue for any action arising out of this Agreement shall be a state or federal court situated in Collier County, Florida, and the parties agree to the personal jurisdiction of such courts.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover from the other party the reasonable attorneys’ fees, court costs and expenses, incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

5.7           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.8           Captions.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

TIB FINANCIAL CORP.

By:
Edward V. Lett
President and Chief Executive Officer

PURCHASERS:

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